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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

      Pursuant to Section 13 or 15d of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 23, 1998

                                     [LOGO]

                                     KeyCorp
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             (Exact name of registrant as specified in its charter)

             Ohio                           0-850                 34-6542451
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(State or other jurisdiction        Commission File Number    I.R.S. Employer
of incorporation or organization)                             Identification No.


     127 Public Square, Cleveland, Ohio                         44114-1306
  ---------------------------------------                    ---------------
  (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (216) 689-6300


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ITEM 5.   OTHER EVENTS

As previously reported, on June 15, 1998, KeyCorp entered into a definitive agreement to acquire McDonald & Company Investments, Inc. ("McDonald"), a full-service investment banking and securities brokerage company headquartered in Cleveland, Ohio, in a tax-free exchange of stock.

KeyCorp has previously indicated that it intends to repurchase, prior to the closing of the transaction, an amount of KeyCorp Common Shares which is approximately equivalent to the value of up to one-half of the shares to be issued in connection with the transaction. KeyCorp is reporting at this time that it intends to continue to purchase KeyCorp Common Shares prior to, or within 90 days following, closing. KeyCorp is also reporting that it intends to purchase shares of McDonald, within regulatory limits, prior to closing. In either case, shares may be purchased in either open market or privately negotiated transactions.


EXHIBITS:

None.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       KEYCORP
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                                                    (Registrant)

Dated:  September 23, 1998

                                              /s/ Daniel R. Stolzer
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                                         By:   Daniel R. Stolzer
                                               Vice President
                                               and Associate General Counsel